Exhibit 10.1

STOCK AND DEBT PURCHASE AGREEMENT

Date: June 22, 2026

THIS STOCK AND DEBT PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 22, 2026, by and between (i) HeartCore Enterprises, Inc. (“HeartCore” or “Seller”) and (ii) Semaphore Technologies, Inc. (“Buyer”).

RECITALS

WHEREAS, Buyer desires to acquire 51% of the issued and outstanding shares of stock (the “Sigmaways Shares”) of Sigmaways, Inc. (“Sigmaways”) and the debt obligations owed by Sigmaways to HeartCore (the “Sigmaways Debt”) for a total purchase price of up to $650,000;

WHEREAS, pursuant to the Share Exchange and Purchase Agreement dated September 6, 2022 (as amended), HeartCore acquired a 51% majority ownership interest in Sigmaways, Inc., a California corporation;

WHEREAS, HeartCore is the record and beneficial owner of fifty-one percent (51%) of the issued and outstanding shares of Sigmaways (the “Shares”), free and clear of any liens, encumbrances, security interests, claims, or restrictions whatsoever;

WHEREAS, HeartCore and Sigmaways affirm that a certain $2.19 million loan (the “Notes”) was duly executed and that the Boards of Directors of both companies are aware of and affirm the validity and enforceability of the Notes;

WHEREAS, in order to resolve historical matters and facilitate a smooth transition, HeartCore has agreed to contribute the Heart-Tech Health SAFE Note as additional consideration for the mutual releases set forth in Exhibit A;

WHEREAS, Seller desires to sell, assign, transfer, and convey its entire 51% interest in Sigmaways to Buyer, receive the Purchase Price, and have no further involvement or obligations with respect to Sigmaways after Closing;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

Article I. DEFINITIONS

Section 1.01 Defined Terms.

(a) “Business” means the business carried on by or on behalf of Sigmaways as at the Closing.

(b) “Gross Revenue” means the total gross amounts actually received by Sigmaways from customers in the ordinary course of business, less refunds, credits, chargebacks, and uncollectible amounts written off.

(c) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement of any Governmental Authority.

(d) “Lien” means any encumbrance, mortgage, charge, pledge, security interest, lien, or adverse claim of any kind.

(e) “Transaction Documents” means this Agreement, the Release, Disclosure Schedule, Stock Power, the Notes Assignment, Board Resolution, Yamamoto Resignation, and any other document delivered in connection herewith.

(f) “Assets” means collectively the Sigmaways Shares, the Sigmaways Debt, the Heart-Tech Health SAFE Note, and all rights transferred pursuant to this Agreement.

(g) “Heart-Tech Health SAFE Note” means that certain Simple Agreement for Future Equity (SAFE) issued by Heart-Tech Health, Inc., a Delaware corporation, to HeartCore Enterprises, Inc. on or about April 17, 2024, in exchange for a purchase amount of $350,000, as further evidenced by the SAFE instrument and related Appendix A.

(h) “Closing” means the simultaneous execution and consummation of the transactions contemplated by this Agreement on the Effective Date.

(i) “Effective Date” means the date first written above.

Article II. PURCHASE AND SALE; CLOSING

Section 2.00 Simultaneous Execution and Closing.

The execution of this Agreement and the Closing shall occur simultaneously on the Effective Date. All transactions contemplated herein, including the transfer of the Sigmaways Shares and the Sigmaways Debt, shall be deemed effective concurrently upon execution of this Agreement.

Section 2.01 Purchase and Sale.

At the Closing, HeartCore shall sell and Buyer shall purchase all right, title, and interest in and to the Sigmaways Shares and the Sigmaways Debt.

Section 2.02 Purchase Price.

The total purchase price for Sigmaways Shares and the Sigmaways Debt shall be up to $650,000 (the “Purchase Price”). The Parties acknowledge that the Purchase Price reflects the uncertainty and disputed nature of the value and collectability of the Assets.

Section 2.03 Closing Payments.

(a) Closing Cash Payment: Buyer shall pay HeartCore the amount of $1,000 via wire transfer at Closing.

(b) Earn-out Amount: Within ten (10) days of the end of the 12-month period following Closing, Buyer shall pay HeartCore 10% of Sigmaways’ Gross Revenue that exceeds the Hurdle of $5,500,000, up to a maximum of $649,000. Revenue shall be recognized on a cash basis as received.

Section 2.04 Release and Acknowledgment.

(a) This Agreement is executed concurrently with the Mutual Release Agreement between Buyer and HeartCore (Exhibit A), which terms are incorporated herein by reference.

(b) This Section 2.04 shall survive Closing.

Section 2.05 Contribution of Heart-Tech Health SAFE Note. At Closing, HeartCore shall contribute the Heart-Tech Health SAFE Note to Buyer as additional consideration for the mutual releases.

Section 2.06 Assignment and Successors.

Buyer may assign this Agreement or any of its rights or obligations to a Permitted Transferee without Seller’s consent. Buyer shall provide Seller with prompt written notice of any such assignment.

Article III. REPRESENTATIONS AND WARRANTIES OF BUYER

Section 3.01 Existence and Power. Buyer is a corporation, duly organized and validly existing under the Laws of Florida.

Section 3.02 Power and Authority. Buyer has all requisite power and authority to execute and perform its obligations under this Agreement.

Section 3.03 Authorization. The execution and delivery of this Agreement have been duly authorized by all necessary actions.

Section 3.04 No Conflicts. This Agreement does not violate any Law, contract, or organizational document applicable to Buyer.

Section 3.05 Accredited Investor. Buyer is an “accredited investor” as defined in Rule 501 of Regulation D.

Section 3.06 No Other Representations. Buyer purchases the Assets “as is” with all faults.

Article IV. REPRESENTATIONS AND WARRANTIES OF HEARTCORE

Section 4.01 Organization and Power. HeartCore is a corporation duly incorporated and in good standing under the Laws of Delaware.

Section 4.02 Power and Authority. HeartCore has all requisite power and authority to perform its obligations under this Agreement.

Section 4.03 Debt Carrying Value. HeartCore represents that the $2.19M Sigmaways Debt was carried on its books as an asset as of December 31, 2025, and to HeartCore’s knowledge, no write-down of such debt has been recorded.

Section 4.04 Title. HeartCore is the record and beneficial owner of the Assets, free and clear of all Liens.

Section 4.05 Capitalization. The Sigmaways Shares constitute 51% of the outstanding shares of Sigmaways.

Section 4.06 Accounts Receivable. HeartCore makes no representations or warranties concerning collectability of any of the accounts receivable of Sigmaways.

Article V. LIABILITY AND SURVIVAL

Section 5.01 Survival. The representations in Section 4.03 (Debt) and 4.04 (Title) shall survive until the expiration of the applicable statute of limitations. All other representations survive for 12 months.

Section 5.02 Legacy Wage Obligations.

The Parties acknowledge that Sigmaways has certain unpaid wage, salary, and compensation claims from current and former employees. The Parties agree that Wage Claims are the primary responsibility of Sigmaways as the employer.

Section 5.03 Liability Limit. The maximum liability of either Party is capped at the amount actually paid to HeartCore by Buyer as the Purchase Price; provided, however, that such limitation shall not apply to fraud.

Section 5.04 Governing Law; Jurisdiction. This Agreement is governed by the Laws of Delaware. Exclusive jurisdiction lies in New Castle County, Delaware.

Section 5.05 Specific Performance. Buyer is entitled to an injunction or specific performance to enforce the transfer of Assets.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 5.07 Post-Closing Operations. During the Earn-out Period, Buyer shall act in good faith.

Section 5.08 Expenses. Each Party is responsible for its own costs associated with this transaction.

Section 5.09 Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement between the Parties and supersede all prior understandings.

Section 5.10 Counsel and Drafting. Each Party acknowledges they have consulted with counsel and participated in the drafting of this Agreement.

Section 5.11 Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given if delivered personally or sent by email or overnight courier to the following addresses:

If to Buyer:

Martin Chow

If to Seller:

Sumitaka Yamamoto
HeartCore Enterprises, Inc.
14F, Shibuya Sakura Stage Central Building, 1-2 Sakuragaoka-cho,
Shibuya-ku, Tokyo, Japan 150-0031

Article VI. POST-CLOSING COVENANTS

Section 6.01 Operation of the Business. Following Closing, Buyer will operate the Business in a manner consistent with sound business judgment.

Section 6.02 Earn-out Obligations. During the Earn-out Period, Buyer shall act in good faith.

See Attached Documents

Exhibit A: Mutual Release Agreement

Exhibit B: Disclosure Schedule

Exhibit C: Irrevocable Stock Power

Exhibit D: Notes Assignment Agreement

Exhibit E: Board Resolution

Exhibit F: Resignation of Director (Yamamoto)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

HEARTCORE ENTERPRISES, INC.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	CEO

SEMAPHORE TECHNOLOGIES, INC.

By:	/s/ Martin Chow
Name:	Martin Chow
Title:	President